UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 31, 2014

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Electronic Arts Inc. held on July 31, 2014, our stockholders voted on the following proposals and cast their votes as described below.

1.	Election of Directors. The individuals listed below were elected to serve a one-year term on the Board of Directors:

	For	Against	Abstain	Broker Non-vote
Leonard S. Coleman	239,869,027	29,829,943	272,605	16,511,591
Jay C. Hoag	266,185,530	3,513,751	272,294	16,511,591
Jeffrey T. Huber	236,592,437	33,106,833	272,305	16,511,591
Vivek Paul	267,075,020	2,627,726	268,829	16,511,591
Lawrence F. Probst III	267,731,881	1,973,023	266,671	16,511,591
Richard A. Simonson	268,947,631	747,005	276,939	16,511,591
Luis A. Ubiñas	243,434,010	26,268,968	268,597	16,511,591
Denise F. Warren	269,062,806	635,813	272,956	16,511,591
Andrew Wilson	268,994,912	712,783	263,880	16,511,591

In addition, the following matters were voted on, received the number of votes indicated in the tables below, and approved by our stockholders:

2.	Advisory vote regarding the compensation of the Named Executive Officers.

For	Against	Abstain	Broker Non-vote
145,967,074	121,766,213	2,238,288	16,511,591

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

For	Against	Abstain
281,093,764	5,113,536	275,866

For more information about these proposals, please see our proxy statement dated June 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	August 1, 2014	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary